KinderCare Learning Centers, Inc.

                              Management Bonus Plan

                                 August 1, 2001

                                    Officers

The KinderCare Learning Centers, Inc. Management Bonus Plan is designed to encourage and reward excellent performance.

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The Bonus Plan is separated into two components:

o 90% is based on the financial performance of the company, as measured by Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA);

o    10% is based on the achievement of established personal objectives.
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Your target bonus is as follows:

                          ____% of base annual earnings
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The bonus is based on your annual earnings, which do not include Short-Term
Disability benefits (KinderCare or state provided), Long Term Disability, Workers' Compensation Payments or any other form of compensation paid with respect to periods you were not actively working. Your bonus is NOT based on your annual salary.

To be eligible for the bonus, you must be employed in a bonus eligible position on the last day of the fiscal year for which the bonus is applicable. If you transfer from one bonus eligible position to another bonus eligible position, your bonus will be calculated using the formula set forth above and will recognize your performance in each position. For your old position, financial and individual performance will be measured through the end of the accounting period that includes the effective date of the transfer. Financial and individual performance measurements for your new position will begin the first day of the next accounting period.

Company Financial Performance: In order for this portion of the bonus to become payable, the Company must achieve EBITDA of at least 90% of the targeted EBITDA established in the fiscal year Financial Plan of the Company. As EBITDA performance increases past 90%, the percentage of your bonus increases. For example, if the Company achieves 100% of it's targeted EBITDA, you will receive 100% of the portion of the bonus that is based on Company EBITDA. If the Company achieves 105% of the targeted EBITDA, you will receive 1.5 times, or 150%, of the portion of the bonus that is based on Company EBITDA. If the Company achieves 110% of the targeted EBITDA, you will receive two times the amount, or 200%, of the portion of the bonus that is based on Company EBITDA. Your maximum bonus potential is 200% of your target bonus.

Personal Objectives: 10% of your bonus is based on how well you accomplish your own personal objectives established with your supervisor. You and your supervisor will meet and establish 3-5 measurable personal objectives for the year. At the end of the fiscal year, you and your supervisor will meet to review your performance relative to these objectives. You have the ability to double the portion of your bonus that is based on personal objectives by exceeding the objectives established at the beginning of the year.